UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – August 8, 2007

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-3319

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01	Other Events.

On August 8, 2007, the Company’s Board of Directors issued a press release announcing a share repurchase program under which the Company may repurchase up to one million shares of its common stock from time to time in accordance with the requirements of the Securities and Exchange Commission. The press release announcing the program is included as an Exhibit hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit #	Description
	99.1	West Pharmaceutical Services, Inc. Press Release, dated August 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III
Vice President, General Counsel and Secretary

August 8, 2007

Exhibit 99.1

Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors & Financial Media: Financial Dynamics Julie Huang/Theresa Kelleher (212) 850-5600 wst@fd-us.com	Media: Schwartz Communications Risa Burgess (781) 684-0770 westpharma@schwartz-pr.com

WEST PHARMACEUTICAL SERVICES ANNOUNCES

ONE MILLION SHARE REPURCHASE PROGRAM

LIONVILLE, PA., August 8, 2007 – West Pharmaceutical Services, Inc. (NYSE: WST), the global market leader in closure systems and syringe components for use with injectable drugs, today announced that its Board of Directors have approved a share repurchase program of up to one million shares of its common stock. The program goes into effect immediately.

The program will allow the company to repurchase its shares on the open market or in privately negotiated transactions from time to time in accordance with the requirements of the Securities and Exchange Commission. The timing of such transactions will depend on a variety of factors, including market conditions, but the program is expected to be completed within one year.

“The current valuation of West stock makes repurchases a solid investment and represents an attractive opportunity to enhance long-term shareholder value,” said Donald E. Morel, Jr., Chairman of the Board and Chief Executive Officer. “The Board’s action reflects our great confidence in our long-term business plan, the strength of our balance sheet and strong operating cash flow. From a financial perspective, we are well-positioned to fund our expansion activities, invest in growth opportunities through our Innovation Programs, pay a dividend and buy back shares, which taken together, will create value for our shareholders.”

About West Pharmaceutical Services, Inc.

West Pharmaceutical Services, Inc. is the world’s premier manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at http://www.westpharma.com.